Exhibit 2.2

FIRST AMENDMENT

to

AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger (this “Amendment”), is made and entered into as of October 30, 2021, by and among Ritchie Bros. Holdings Inc., a Washington corporation (“Parent”), SmartEquip, Inc., a Delaware corporation (the “Company”), and Fortis Advisors LLC, a Delaware limited liability company (the “Securityholder Representative”), on behalf of the Company Securityholders. Capitalized terms used and not defined elsewhere in this Amendment shall have the meanings given them in the Merger Agreement (as defined below).

WHEREAS, (i) Ritchie Bros. Auctioneers Incorporated, a Canadian corporation, (ii) Parent, (iii) Lego Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), (iv) the Company, (iii) the Key Securityholders (as defined therein), (v) the Rollover Members (as defined therein) and (vi) the Securityholder Representative are parties to that certain Agreement and Plan of Merger, dated as of September 24, 2021 (the “Merger Agreement”).

WHEREAS, the parties desire to amend the Merger Agreement in the manner set forth below.

WHEREAS, pursuant to Section 13.11 of the Merger Agreement, the Merger Agreement may be amended by a writing signed by Parent, the Company and the Securityholder Representative.

NOW, THEREFORE, in consideration of the premises, the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1.	Amendments.

1.1	Section 3.5 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“Effect of Merger on the Capital Stock of the Surviving Corporation. At the Effective Time, (i) each share of Merger Sub’s common stock, no par value, that is issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Company Securityholders, be converted automatically into one share of common stock of the Surviving Corporation; and (ii) the Surviving Corporation shall issue 4,000 shares of common stock, no par value, to Parent for payment of the Merger Consideration, the Closing Indebtedness and the Transaction Expenses.”

Section 2. Continuation of Agreement. The Merger Agreement, as amended hereby, shall continue in full force and effect. Except as expressly amended by this Amendment, the Merger Agreement is hereby ratified and confirmed in all respects.

Section 3. Governing Law. This Amendment shall be governed in all respects in accordance with the provisions of Section 13.8 of the Merger Agreement.

Section 4. Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or .PDF file), each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Remainder of Page Intentionally Left Blank. Signature Pages Follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:

SMARTEQUIP, INC.

By:	/s/ Bryan T. Rich
Name:	Bryan T. Rich
Title:	Executive Chairman

Signature Pages – First Amendment to Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PARENT:

RITCHIE BROS. HOLDINGS INC.

By:	/s/ Darren Watt
Name:	Darren Watt
Title:	SVP & General Counsel

Signature Pages – First Amendment to Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SECURITYHOLDER REPRESENTATIVE:

FORTIS ADVISORS LLC

By:	/s/ Ryan Simkin
Name:	Ryan Simkin
Title:	Managing Director

Signature Pages – First Amendment to Agreement and Plan of Merger